news release

                                                                   Exhibit 99.1

                                                                       Contact:
                                                               David Whitehouse
                                                                   203.614.5708
For Immediate Release



Frontier Communications Corporation Declares Third-Quarter Dividend

Stamford, Conn. - July 30, 2009 - Frontier Communications Corporation (NYSE:FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on September 30, 2009 to holders of record of common stock at the close of business on September 9, 2009.

                                      # # #